UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 13, 2024 (May 9, 2024)

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders on May 9, 2024 (the “Annual Meeting”).

At the close of business on March 11, 2024, the record date of the Annual Meeting, the Company had 360,025,217 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person at the virtual shareholder meeting or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	314,467,507	87.34%
Class B-1	108	17.28%
Class B-2	156	19.19%
Class B-3	186	14.45%
Class B-4	80	14.04%

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2025 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	264,576,518	23,927,907	2,198,870
Kathryn Benesh	287,025,625	3,377,766	299,904
Timothy S. Bitsberger	271,199,149	18,826,377	677,769
Charles P. Carey	250,175,640	38,943,118	1,584,537
Bryan T. Durkin	276,236,227	14,134,156	332,912
Harold Ford Jr.	286,905,347	3,543,234	254,714
Martin J. Gepsman	245,526,452	44,777,087	399,756
Larry G. Gerdes	258,928,745	31,252,047	522,503
Daniel R. Glickman	247,915,795	41,955,656	831,844
Daniel G. Kaye	281,647,502	8,734,716	321,077
Phyllis M. Lockett	186,404,669	103,767,613	531,013
Deborah J. Lucas	286,554,619	3,804,978	343,698
Terry L. Savage	262,369,321	27,634,626	699,348
Rahael Seifu	279,119,772	10,896,682	686,841
William R. Shepard	265,731,090	24,770,177	202,028
Howard J. Siegel	265,983,505	24,482,362	237,428
Dennis A. Suskind	242,126,932	48,090,239	486,124

There were a total of 23,764,212 broker non-votes in this proposal.

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2024 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
289,766,319	24,482,330	218,858

3.	The advisory vote of the compensation of the Company’s named executive officers (by the Class A and Class B shareholders voting together as a single class) was approved:

Votes For	Votes Against	Abstentions
253,068,323	37,272,265	362,707

There were a total of 23,764,212 broker non-votes in this proposal.

4.	The election of Class B Directors:

a.

In the election of the three Class B-1 Directors, no quorum was achieved. Therefore, William W. Hobert, Patrick J. Mulchrone and Robert J. Tierney Jr. are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2025 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
William W. Hobert	97	7	4
Patrick J. Mulchrone	102	3	3
Robert J. Tierney Jr.	101	5	2

a.

In the election of the two Class B-2 Directors, no quorum was achieved. Therefore, Michael G. Dennis and Patrick W. Maloney are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2025 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Michael G. Dennis	132	16	8
Patrick W. Maloney	142	10	4

b.

In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2025 Annual Meeting or her earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	157	26	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 13, 2024	By:	/s/ Jonathan Marcus
	Name:	Jonathan Marcus
	Title:	Senior Managing Director and General Counsel